UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2009 (April 23, 2009)
SANDRIDGE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1-33784 (Commission File Number)	20-8084793 (I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma (Address of Principal Executive Offices)	73102 (Zip Code)
Registrant’s Telephone Number, including Area Code: (405) 429-5500
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.
     On April 23, 2009, SandRidge Energy, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Tom L. Ward, the Company’s Chairman, Chief Executive Officer and President, and Morgan Stanley & Co. Incorporated, as representative of the underwriters set forth in Schedule 1 thereto (collectively, the “Underwriters”), providing for the offer and sale in a firm commitment underwritten offering of an aggregate of 15,200,000 of the Company’s common stock, consisting of 12,200,000 shares of common stock offered by the Company and 3,000,000 shares of common stock offered by Mr. Ward at a price to the public of $7.60 per share ($7.46 per share, net of underwriting discount). In connection with the offering, the Company granted the Underwriters a 30-day option to purchase up to an aggregate of 2,280,000 additional shares from the Company at the same price to cover over-allotments. The Underwriters exercised this option in full on April 24, 2009.
     The shares of common stock have been registered under the Securities Act of 1933 (the “Securities Act”) pursuant to Registration Statements on Form S-3ASR (Registration Nos. 333-158554 and 333-158556), as supplemented by the Prospectus Supplement dated April 23, 2009 relating to the shares of common stock, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on April 24, 2009. Closing of the sale of the shares of common stock is scheduled for April 29, 2009.
     In the Underwriting Agreement, the Company and Mr. Ward agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this current report and is incorporated herein by reference.
Item 2.02 — Results of Operations and Financial Condition.
     On April 23, 2009, the Company issued a press release describing certain preliminary operational and financial results for the quarter ended March 31, 2009. A copy of the Company’s press release is attached hereto as Exhibit 99.1, is incorporated herein by reference and is hereby filed.
Item 3.03 — Material Modification to Rights of Security Holders.
     On April 23, 2009, the Company and certain holders of shares of its common stock entered into an Amendment to Registration Rights Agreement (the “Amendment”). The Amendment amends the Registration Rights Agreement (the “Agreement”), dated March 20, 2007, among the Company and the several holders of shares named therein. The Agreement entitled the holders of shares subject to the Agreement to notice of, and to include their shares in, registered offerings by the Company of its shares of common stock. The Amendment terminates these notice and registration rights.
     A copy of the Amendment is attached hereto as Exhibit 4.1.
Item 9.01 — Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 23, 2009, among SandRidge Energy, Inc., Tom L. Ward and Morgan Stanley & Co. Incorporated, as representative of the underwriters set forth in Schedule 1 thereto.

4.1	Amendment, dated April 23, 2009, to Registration Rights Agreement, dated March 20, 2007, among SandRidge Energy, Inc. and the purchasers named therein.

5.1	Opinion of Vinson & Elkins LLP regarding legality of the shares of common stock.

23.1	Consent of Vinson & Elkins LLP (included in Exhibit 5.1).

23.2	Consent of De Golyer and MacNaughton.

23.3	Consent of Netherland, Sewell & Associates, Inc.

99.1	Press release dated April 23, 2009 regarding operational results.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC. (Registrant)
Date: April 28, 2009	By:	/s/ Dirk M. Van Doren
Dirk M. Van Doren
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 23, 2009, among SandRidge Energy, Inc., Tom L. Ward and Morgan Stanley & Co. Incorporated, as representative of the underwriters set forth in Schedule 1 thereto.

4.1	Amendment, dated April 23, 2009, to Registration Rights Agreement, dated March 20, 2007, among SandRidge Energy, Inc. and the purchasers named therein.

5.1	Opinion of Vinson & Elkins LLP regarding legality of the shares of common stock.

23.1	Consent of Vinson & Elkins LLP (included in Exhibit 5.1).

23.2	Consent of De Golyer and MacNaughton.

23.3	Consent of Netherland, Sewell & Associates, Inc.

99.1	Press release dated April 23, 2009 regarding operational results.